UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On February 22, 2006, the Company issued a press release regarding results for the quarter and year ended December 31, 2005. Subsequent to the issuance of the press release, the Company discovered an error in the calculation of certain information contained in the Supplemental Operating Data included in the press release. Set forth below is the “Calculation of cash return on committed capital and cash return on equity for the three months and year ended December 31, 2005,” with the corrected information (dollars in thousands).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004		2005	2004
Earnings from operations	$4,722	$3,929		$18,689	$15,702
Add back: Amortization of intangible assets	1,250	1,116		5,007	4,408

Cash earnings from operations (2)	$5,972	$5,045		$23,696	$20,110

Annualized cash earnings from operations	$23,888	$20,180

Average committed capital (3)	$133,448	$115,124	*	$124,902	$116,683

Cash return on committed capital (2)	18%	18	%*	19%	17%

Net earnings	$2,640	$2,143		$10,291	$8,519
Add back: Amortization of intangible assets, net of taxes	783	668		3,049	2,662

Cash net earnings (1)	$3,423	$2,811		$13,340	$11,181

Annualized cash net earnings	$13,690	$11,246

Average stockholders’ equity (3)	$99,436	$85,290		$94,551	$80,550

Cash return on equity (2)	14%	13%		14%	14%

*	The average committed capital and cash return on committed capital for the three months ended December 31, 2004 appeared incorrectly in the Company’s press release as $130,124 and 16%, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

February 24, 2006	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)